UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2002

RAMCO-GERSHENSON PROPERTIES TRUST

(Exact name of registrant as specified in its Chapter)

Maryland	1-10093	13-6908486

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27600 Northwestern Highway, Suite 200, Southfield, Michigan	48034

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (248) 350-9900

Not applicable

(Former name or former address, if changed since last report)

SIGNATURES
INDEX TO EXHIBITS
Underwriting Agreement
Articles Supplementary for Ramco-Gershenson
Form of Stock Certificate
Opinion of Ballard Spahr Andrews and Ingersoll,LLP
Opinion of Honigman Miller Schwartz and Cohn LLP
Consent of Deloitte & Touche LLP

Items 1-4.     Not applicable.

Item 5.          Other Events.

     Attached as Exhibits to this form are the documents listed below:

Exhibit	Document

1.1	Underwriting Agreement, dated November 5, 2002, by and among Ramco-Gershenson Properties Trust, Ramco-Gershenson Properties, L.P. and McDonald Investments Inc., acting for themselves and as representatives of U.S. Bancorp Piper Jaffray Inc.

4.1	Articles Supplementary for Ramco-Gershenson Properties Trust, Classifying 1,150,000 Preferred Shares of Beneficial Interest as 9.5% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest, Liquidation Preference $25.00 Per Share, Par Value $.01 Per Share

4.2	Form of certificate evidencing 9.5% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest, Liquidation Preference $25.00 Per Share, Par Value $.01 Per Share

5.1	Opinion of Ballard Spahr Andrews and Ingersoll, LLP

8.1	Opinion of Honigman Miller Schwartz and Cohn LLP, regarding certain tax matters

23.1	Consent of Ballard Spahr Andrews and Ingersoll, LLP (included in exhibit 5.1)

23.2	Consent of Honigman Miller Schwartz and Cohn LLP (included in exhibit 8.1)

23.3	Consent of Deloitte & Touche LLP

Item 6.	Not applicable

Item 7.	Not applicable

Item 8.	Not applicable

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAMCO-GERSHENSON PROPERTIES TRUST

Date:	November 12, 2002	By: /s/ Dennis Gershenson

Name: Dennis Gershenson Title: President/CEO

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INDEX TO EXHIBITS

Exhibit	Document

1.1	Underwriting Agreement, dated November 5, 2002, by and among Ramco-Gershenson Properties Trust, Ramco-Gershenson Properties, L.P. and McDonald Investments Inc., acting for themselves and as representatives of U.S. Bancorp Piper Jaffray Inc.

4.1	Articles Supplementary for Ramco-Gershenson Properties Trust, Classifying 1,150,000 Preferred Shares of Beneficial Interest as 9.5% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest, Liquidation Preference $25.00 Per Share, Par Value $.01 Per Share

4.2	Form of certificate evidencing 9.5% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest, Liquidation Preference $25.00 Per Share, Par Value $.01 Per Share

5.1	Opinion of Ballard Spahr Andrews and Ingersoll, LLP

8.1	Opinion of Honigman Miller Schwartz and Cohn LLP, regarding certain tax matters

23.1	Consent of Ballard Spahr Andrews and Ingersoll, LLP (included in exhibit 5.1)

23.2	Consent of Honigman Miller Schwartz and Cohn LLP (included in exhibit 8.1)

23.3	Consent of Deloitte & Touche LLP

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